QuickLinks -- Click here to rapidly navigate through this document
As filed with the Securities and Exchange Commission on June 21, 2005
Registration No. 333-109691

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EARTHLINK, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-2511877 (I.R.S. Employer Identification No.)

1375 Peachtree Street
Atlanta, Georgia 30309
(404) 815-0770
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Charles G. Betty
Chief Executive Officer
EarthLink, Inc.
1375 Peachtree Street
Atlanta, Georgia 30309
(404) 815-0770
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
 Scott M. Hobby, Esq.
David M. Carter, Esq.
Hunton & Williams LLP
Bank of America Plaza, Suite 4100
600 Peachtree Street, N.E.
Atlanta, Georgia 30308-2216
(404) 888-4000

Approximate date of commencement of proposed sale to the public: Not applicable

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

PURPOSE OF AMENDMENT

        EarthLink, Inc. (the "Registrant") filed a Registration Statement on Form S-3 (No. 333-109691) to offer to rescind the previous purchase of a total of 206,765 shares of the Registrant's common stock by the trustee of the EarthLink, Inc. 401(k) Plan (the "Plan") on behalf of certain current and former participants in the Plan. The rescission offer has expired. Pursuant to the undertakings in Part II, Item 17 of the Registration Statement, the Registrant is removing from registration, by means of this post-effective amendment to the Registration Statement, any of the shares of common stock registered under the Registration Statement that remained unsold as of the effective date of this amendment.

2

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 21st day of June, 2005.

EARTHLINK, INC.
By:	/s/ CHARLES G. BETTY Name: Charles G. Betty Title: Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ CHARLES G. BETTY Charles G. Betty	Chief Executive Officer and Director (principal executive officer)	June 21, 2005
By:	/s/ KEVIN M. DOTTS Kevin M. Dotts	Chief Financial Officer (principal financial and accounting officer)	June 21, 2005
By:	/s/ ROBERT M. KAVNER* Robert M. Kavner	Chairman of the Board	June 21, 2005
By:	/s/ SKY D. DAYTON* Sky D. Dayton	Director	June 21, 2005
By:	/s/ S. MARCE FULLER* S. Marce Fuller	Director	June 21, 2005
By:	William H. Harris, Jr.	Director
By:	Terrell B. Jones	Director
By:	/s/ LINWOOD A. LACY, JR.* Linwood A. Lacy, Jr.	Director	June 21, 2005
By:	/s/ THOMAS E. WHEELER* Thomas E. Wheeler	Director	June 21, 2005
*By:	/s/ CHARLES G. BETTY Charles G. Betty Attorney-in-Fact

3

QuickLinks

PURPOSE OF AMENDMENT
SIGNATURES